UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

PARAMOUNT SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-202052	35-2515740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Lielais Prospekts

Ventspils 1R LV-3601

(Address of Principal Executive Offices)

(702) 509-1266

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant

On March 18, 2017, Artis Jansons, an officer and director and majority shareholder sold 4,000,000 common shares to Tongqing Bao, a non-affiliate of the registrant, paid from Mr. Bao’s personal funds resulting in a change of control of the registrant.  The stock was transferred to Mr Bao effective May 16, 2017.  The 4,000,000 common shares represent 80% of the currently issued and outstanding stock of the registrant.

Mr. Jansons has remained as an officer and director of the registrant.   The parties have an understanding that Mr. Jansons shall continue to act as an officer and director until the registrant enters into a definitive agreement which changes the direction of the registrant’s operations.  As of the date of this Form 8-K, the registrant has not entered into any such definitive agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 18, 2017

/s/Artis Jansons

Artis Jansons, Chief Executive Officer, Principal Financial Officer,

   Principal Accounting Officer and Sole Director